Exhibit 99.1

The Middleby Corporation Reports Second Quarter Results

ELGIN, Ill,--(BUSINESS WIRE)--August 4, 2022--The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice, food processing, and residential kitchen industries, today reported net earnings for the 2022 second quarter of $113.2 million or $2.07 diluted earnings per share on net sales of $1,013.6 million. Adjusted net earnings were $120.8 million or $2.23 adjusted diluted earnings per share. A full reconciliation between GAAP and non-GAAP measures is provided at the end of the press release.

“We posted record quarterly sales and earnings, while facing continued supply chain disruptions impacting production. Our profitability remained strong, despite inflationary pressures that accelerated following the attack on Ukraine. We continued to invest in our manufacturing capabilities to increase throughput and efficiencies, while focusing on raising profitability through evolving our sales mix to favor our more advanced technologies and solutions,” said Tim FitzGerald, CEO of The Middleby Corporation.

“We continue to build upon our three industry leading foodservice businesses with several strategic acquisitions. We added Proxaut, CP Packaging and Colussi Ermes to our Food Processing Group. These companies bring innovative technologies that complement our existing brands and expand our automated and integrated full-line solutions portfolio. In Commercial Foodservice, the addition of South Korean based Icetro further extended our product lineup in frozen beverage and ice making equipment, providing meaningful sales opportunities and operational synergies,” Mr. FitzGerald continues.

“While markets continue to present disruption and uncertainty, we continue to make strategic investments across all three of our business segments and execute on our strategic sales, operating and technology initiatives as we position for long-term profitable growth,” concluded Mr. FitzGerald.

2022 Second Quarter Financial Results

  Net sales increased 25.3% in the second quarter over the comparative prior year period. Excluding the impacts of acquisitions and foreign exchange rates, sales increased 13.3% in the second quarter over the comparative prior year period, reflecting higher shipments as we realize benefits of investments to increase our production throughput.
  Organic net sales (a non-GAAP measure) increases were reported for the Commercial Foodservice and Residential Kitchen segments due to improvements in market conditions and consumer demand in the second quarter of 2022. A reconciliation of reported net sales by segment is as follows:
	Commercial Foodservice		Residential Kitchen		Food Processing		Total Company
Reported Net Sales Growth	19.8%		64.7%		(4.7	) %	25.3%
Acquisitions	4.0%		56.8%		—%		14.4%
Foreign Exchange Rates	(1.9	) %	(3.5	) %	(3.4	) %	(2.5	) %
Organic Net Sales Growth (1) (2)	17.7%		11.4%		(1.4	) %	13.3%
(1) Organic net sales growth defined as total sales growth excluding impact of acquisitions and foreign exchange rates
(2) Totals may be impacted by rounding
  Foreign exchange losses were approximately $5.7 million in the second quarter, which negatively impacted adjusted earnings per share by $0.08. For the six months period, foreign exchange losses were approximately $9.6 million, which negatively impacted adjusted earnings per share by $0.13.
  Adjusted EBITDA (a non-GAAP measure) was $210.2 million, in the second quarter of 2022 due to the impact of higher sales volumes and profitability initiatives. A reconciliation of organic adjusted EBITDA (a non-GAAP measure) by segment is as follows:

	Commercial Foodservice	Residential Kitchen		Food Processing		Total Company
Adjusted EBITDA	25.4%	18.6%		19.5%		20.7%
Acquisitions	0.2%	(4.7	) %	—%		(1.0	) %
Foreign Exchange Rates	—%	(0.1	) %	(0.1	) %	(0.1	) %
Organic Adjusted EBITDA (1) (2)	25.2%	23.3%		19.6%		21.8%

(1) Organic Adjusted EBITDA defined as Adjusted EBITDA excluding impact of acquisitions and foreign exchange rates.
(2) Totals may be impacted by rounding
  Operating cash flows during the second quarter amounted to $104.8 million in comparison to $112.7 million in the prior year period. The total leverage ratio per our credit agreements was 3.1x. The trailing twelve month bank agreement pro-forma EBITDA was $830.4 million.
  During the second quarter, $69 million of common stock was repurchased and debt increased $92 million related to recent business acquisitions.
  Cash balances at the end of the quarter were $166.6 million. Net debt, defined as debt excluding the unamortized discount associated with the Convertible Notes less cash, at the end of the 2022 fiscal second quarter amounted to $2.5 billion as compared to $2.3 billion at the end of fiscal 2021. Additionally, our borrowing availability at quarter end was approximately $2.0 billion.

Conference Call

The company has scheduled a conference call to discuss the second quarter results at 11 a.m. Eastern/10 a.m. Central Time on August 4. The conference call is accessible through the Investor Relations section of the company website at www.middleby.com. If website access is not available, attendees can join the conference by dialing (866) 374-5140 or (404) 400-0571 and entering conference code #40393296. The conference call will be available for replay from the company’s website.

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The Middleby Corporation is a global leader in the foodservice industry. The company develops and manufactures a broad line of solutions used in commercial foodservice, food processing, and residential kitchens. Supporting the company’s pursuit of the most sophisticated innovation, the state-of-the-art Middleby Innovation Kitchens showcases and demonstrates the most advanced Middleby solutions. In 2022 Middleby was named a World’s Best Employer by Forbes and is a proud philanthropic partner to organizations addressing food insecurity.

THE MIDDLEBY CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Amounts in 000’s, Except Per Share Information) (Unaudited)
	Three Months Ended		Six Months Ended
	2nd Qtr, 2022	2nd Qtr, 2021	2nd Qtr, 2022	2nd Qtr, 2021
Net sales	$1,013,601	$808,773	$2,008,277	$1,566,831
Cost of sales	652,859	505,047	1,317,025	987,231

Gross profit	360,742	303,726	691,252	579,600

Selling, general and administrative expenses	189,486	165,711	395,557	320,668
Restructuring expenses	4,029	1,011	5,904	1,805
Loss/(gain) on sale of plant	—	287	—	(763)
Income from operations	167,227	136,717	289,791	257,890

Interest expense and deferred financing amortization, net	20,842	14,222	38,496	30,289
Net periodic pension benefit (other than service costs & curtailment)	(10,784)	(11,532)	(22,300)	(22,905)
Other expense (income), net	5,888	(469)	9,949	(2,160)

Earnings before income taxes	151,281	134,496	263,646	252,666

Provision for income taxes	38,033	13,911	64,643	42,818

Net earnings	$113,248	$120,585	$199,003	$209,848

Net earnings per share:

Basic	$2.10	$2.18	$3.66	$3.80

Diluted	$2.07	$2.13	$3.59	$3.73

Weighted average number of shares

Basic	54,033	55,230	54,351	55,222

Diluted	54,654	56,673	55,509	56,320

THE MIDDLEBY CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in 000’s) (Unaudited)
	Jul 2, 2022	Jan 1, 2022
ASSETS

Cash and cash equivalents	$166,589	$180,362
Accounts receivable, net	627,276	577,142
Inventories, net	1,008,920	837,418
Prepaid expenses and other	109,932	92,269
Prepaid taxes	22,543	19,894
Total current assets	1,935,260	1,707,085

Property, plant and equipment, net	417,688	380,980
Goodwill	2,221,120	2,243,469
Other intangibles, net	1,805,036	1,875,377
Long-term deferred tax assets	26,306	33,194
Other assets	173,963	143,493

Total assets	$6,579,373	$6,383,598

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$49,076	$27,293
Accounts payable	323,155	304,740
Accrued expenses	604,183	582,855
Total current liabilities	976,414	914,888

Long-term debt	2,647,313	2,387,001
Long-term deferred tax liability	199,367	186,935
Accrued pension benefits	176,960	219,680
Other non-current liabilities	161,349	180,818

Stockholders' equity	2,417,970	2,494,276

Total liabilities and stockholders' equity	$6,579,373	$6,383,598

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Three Months Ended July 2, 2022
Net sales	$609,679	$280,009	$123,913	$1,013,601
Segment Operating Income	$137,344	$46,077	$18,548	$167,227
Operating Income % of net sales	22.5%	16.5%	15.0%	16.5%

Depreciation	5,850	3,425	1,299	10,757
Amortization	13,712	1,030	1,746	16,488
Restructuring expenses	820	611	2,598	4,029
Acquisition related adjustments	(3,112)	832	—	(2,280)
Charitable support to Ukraine	—	—	—	798
Stock compensation	—	—	—	13,157
Segment adjusted EBITDA	$154,614	$51,975	$24,191	$210,176
Adjusted EBITDA % of net sales	25.4%	18.6%	19.5%	20.7%

Three Months Ended July 3, 2021
Net sales	$508,778	$169,987	$130,008	$808,773
Segment Operating Income	$109,944	$33,910	$26,961	$136,717
Operating Income % of net sales	21.6%	19.9%	20.7%	16.9%

Depreciation	5,993	2,738	1,337	10,167
Amortization	14,246	1,784	1,834	17,864
Restructuring expenses	490	348	173	1,011
Acquisition related adjustments	302	—	—	302
Acquisition deal costs	—	—	—	10,481
Stock compensation	—	—	—	9,329
Loss/(gain) on sale of plant	372	(85)	—	287
Segment adjusted EBITDA	$131,347	$38,695	$30,305	$186,158
Adjusted EBITDA % of net sales	25.8%	22.8%	23.3%	23.0%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $20.6 million and $14.2 million for the three months ended July 2, 2022 and July 3, 2021, respectively.

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Six Months Ended July 2, 2022
Net sales	$1,153,332	$611,089	$243,856	$2,008,277
Segment Operating Income	$247,062	$71,023	$38,660	$289,791
Operating Income % of net sales	21.4%	11.6%	15.9%	14.4%

Depreciation	11,722	7,410	2,624	22,129
Amortization	27,361	19,159	3,533	50,053
Restructuring expenses	2,271	998	2,635	5,904
Acquisition related adjustments	(3,092)	15,062	—	11,970
Charitable support to Ukraine	—	—	—	798
Stock compensation	—	—	—	26,880
Segment adjusted EBITDA	$285,324	$113,652	$47,452	$407,525
Adjusted EBITDA % of net sales	24.7%	18.6%	19.5%	20.3%

Six Months Ended July 3, 2021
Net sales	$989,933	$334,396	$242,502	$1,566,831
Segment Operating Income	$206,260	$63,766	$46,623	$257,890
Operating Income % of net sales	20.8%	19.1%	19.2%	16.5%

Depreciation	11,786	5,512	2,652	20,304
Amortization	29,450	3,556	3,677	36,683
Restructuring expenses	913	556	336	1,805
Facility consolidation related expenses	993	—	—	993
Acquisition related adjustments	737	—	—	737
Stock compensation	—	—	—	16,938
Gain on sale of plant	(678)	(85)		(763)
Acquisition deal costs	—	—	—	12,821
Segment adjusted EBITDA	$249,461	$73,305	$53,288	$347,408
Adjusted EBITDA % of net sales	25.2%	21.9%	22.0%	22.2%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $38.9 million and $28.6 million for the six months ended July 2, 2022 and July 3, 2021, respectively.

THE MIDDLEBY CORPORATION NON-GAAP INFORMATION (UNAUDITED) (Amounts in 000’s, Except Percentages)
	Three Months Ended
	2nd Qtr, 2022		2nd Qtr, 2021
	$	Diluted per share	$	Diluted per share
Net earnings	$113,248	$2.07	$120,585	$2.13
Amortization (1)	18,279	0.33	19,443	0.34
Restructuring expenses	4,029	0.07	1,011	0.02
Acquisition related costs	(2,280)	(0.04)	302	0.01
Net periodic pension benefit (other than service costs & curtailment)	(10,784)	(0.20)	(11,532)	(0.20)
Loss on sale of plant	—	—	287	0.01
Charitable support to Ukraine	798	0.01	—	—
Acquisition deal costs	—	—	10,481	0.18
Discrete tax adjustments		—	(18,900)	(0.33)
Income tax effect of pre-tax adjustments	(2,521)	(0.05)	(4,898)	(0.09)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.04	—	0.04
Adjusted net earnings	$120,769	$2.23	$116,779	$2.11

Diluted weighted average number of shares	54,654		56,673
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	(613)		(1,430)
Adjusted diluted weighted average number of shares	54,041		55,243

	Six Months Ended
	2nd Qtr, 2022		2nd Qtr, 2021
	$	Diluted per share	$	Diluted per share
Net earnings	$199,003	$3.59	$209,848	$3.73
Amortization (1)	53,649	0.97	39,738	0.71
Restructuring expenses	5,904	0.11	1,805	0.03
Acquisition related costs	11,970	0.22	737	0.01
Acquisition deal costs	—	—	12,821	0.23
Facility consolidation related expenses	—	—	993	0.02
Net periodic pension benefit (other than service costs & curtailment)	(22,300)	(0.40)	(22,905)	(0.41)
Gain on sale of plant	—	—	(763)	(0.01)
Charitable support to Ukraine	798	0.01	—	—
Discrete tax adjustments	—	—	(18,900)	(0.34)
Income tax effect of pre-tax adjustments	(12,255)	(0.22)	(7,944)	(0.14)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.08	—	0.07
Adjusted net earnings	$236,769	$4.36	$215,430	$3.90

Diluted weighted average number of shares	55,509		56,320
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	(1,151)		(1,087)
Adjusted diluted weighted average number of shares	54,358		55,233

(1) Includes amortization of deferred financing costs and convertible notes issuance costs.

(2) Adjusted diluted weighted average number of shares was calculated based on excluding the dilutive effect of shares to be issued upon conversion of the notes to satisfy the amount in excess of the principal since the company's capped call offsets the dilutive impact of the shares underlying the convertible notes. The calculation of adjusted diluted earnings per share excludes the principal portion of the convertible notes as this will always be settled in cash.

	Three Months Ended		Six Months Ended
	2nd Qtr, 2022	2nd Qtr, 2021	2nd Qtr, 2022	2nd Qtr, 2021
Net Cash Flows Provided By (Used In):
Operating activities	$104,802	$112,686	$89,458	$172,381
Investing activities	(83,133)	(17,184)	(107,259)	(24,222)
Financing activities	9,017	(10,446)	17,738	(18,731)

Free Cash Flow
Cash flow from operating activities	$104,802	$112,686	$89,458	$172,381
Less: Capital expenditures, net of sale proceeds	(17,636)	(7,992)	(32,133)	(13,363)
Free cash flow	$87,166	$104,694	$57,325	$159,018

NON-GAAP FINANCIAL MEASURES

The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The company believes that organic net sales growth, non-GAAP adjusted segment EBITDA, adjusted net earnings and adjusted diluted per share measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results.

The company believes that free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, repaying debt and repurchasing our common stock.

The company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.

Contacts

Darcy Bretz, Investor and Public Relations, (847) 429-7756
Bryan Mittelman, Chief Financial Officer, (847) 429-7715